Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Reports Aftermath of TROPICAL STORM IMELDA

All Houston and Beaumont Dealerships & Collision Centers Open to Assist Impacted Customers

HOUSTON, September 23, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced it has completed a preliminary assessment of damages across its Southeast Texas dealerships in the aftermath of Tropical Storm Imelda.

Despite significant damage to inventory and some facilities due to extensive flooding in the region, preliminary assessments indicate all facilities are intact and operations are open, though some with limited services. Group 1’s Houston stores reopened on Friday, September 20, 2019. Operations in Beaumont are open on a more limited basis, as that area was significantly impacted by the flooding. Total financial damages associated with the storm are estimated at approximately $12.5-15.0 million. This amount includes insurance deductibles for damaged inventory and facilities, and disaster pay for employees.

“Our top priority is supporting our employees in the areas affected by Tropical Storm Imelda. We already know that a significant number of our 300 employees in Beaumont have sustained major personal losses and our hearts go out to all of those affected by this devastating storm,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “Beyond helping our employees, we are also moving quickly to get our stores fully online to support the community’s needs for replacement vehicles, which includes working with our OEM partners and other Group 1 dealerships to redeploy inventory to restock our operations in Beaumont.”

About Group 1 Automotive, Inc.

Group 1 owns and operates 184 automotive dealerships, 239 franchises, and 48 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key

Group 1 Automotive, Inc.

personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

V.P. Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com